UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2024

Avangrid, Inc.

(Exact name of registrant as specified in its charter)

New York	001-37660	14-1798693
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

180 Marsh Hill Road Orange, Connecticut (Address of principal executive offices)	06477 (Zip Code)

(207) 629-1190

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AGR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On September 16, 2024, Avangrid, Inc. (the “Corporation”) entered into an intra-group green loan agreement with Iberdrola Financiación, S.A.U., a wholly-owned subsidiary of Iberdrola, S.A. (the “Lender”), which owns approximately 81.6% of the issued and outstanding shares of common stock of the Corporation (the “Loan Agreement”). The Loan Agreement provides the Corporation with an unsecured loan in an aggregate principal amount of $600,000,000 (the “Loan”), which shall be made available to the Corporation in one or more disbursements on the date that is on or before October 14, 2024 (such date, the “Closing Date”). The proceeds of the Loan will be used for the financing and/or refinancing, in whole or in part, Eligible Green Projects (as defined in the Loan Agreement) for the Corporation in accordance with prescribed eligibility criteria set out in the Iberdrola, S.A. framework for green financing and the Corporation’s framework for green financing.

The Loan bears interest at a rate per annum equal to 5.057% and interest is payable in arrears in six-month periods continuing until the date that is ten years from the Closing Date. The Corporation is required to repay the Loan in full upon a change of control of the Corporation. In addition, upon three business days’ notice to the Lender, the Corporation may voluntarily repay the Loan and any accrued and unpaid interest, in whole or in part; provided, that if such pre-payment due to the Corporation’s identification of other financing options the Corporation and the Lender shall negotiate in good faith to enter into an amendment of the applicable Loan Agreement. In the event that no agreements have been reached for such amendment of the applicable Loan Agreement prior to the expiration of the offer period of such other possible financing options, the Corporation shall also pay Break Costs (as defined in the Loan Agreement). The Loan Agreement contains certain customary affirmative and negative covenants and events of default.

The description above is only a summary of the material provisions of the Loan Agreement and does not purport to be complete and is qualified in its entirety by reference to the provisions in such agreements, copies of which will be filed by the Corporation as an exhibit to its quarterly report on Form 10-Q for the quarterly period ended September 30, 2024.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANGRID, INC.

By:	/s/ Justin Lagasse
Name:	Justin Lagasse
Title:	Senior Vice President – Chief Financial Officer and Controller

Dated: September 19, 2024

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